UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
October 17, 2005
Date of Report (Date of earliest event reported)
INTERCHANGE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification No.)
One Technology Drive, Building G
Irvine, CA 92618
(Address of principal executive offices)
(949) 784-0800
Registrant’s telephone number
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 17, 2005, Interchange Corporation (the “Registrant”) entered into a Yahoo! Publisher Network Service Order agreement with Overture Services, Inc. (“Overture”), a subsidiary of Yahoo! Inc. (the “Service Agreement”) whereby Overture will provide paid listings on the Registrant’s Local.com website. Pursuant to the Service Agreement, the Registrant will receive a percentage of the revenues earned by Overture from advertisements on the paid-search results on Local.com.
On October 17, 2005, the Registrant entered into a License Agreement with Overture, with respect to certain of Overture’s patents, including but not limited to U.S. Patent Nos. 6,269,361 (the “License Agreement”). Pursuant to the License Agreement, the Registrant will pay Overture a fee of $664,000 in installments over 12 months plus royalty payments, payable on a quarterly basis through May 2019, based upon certain percentages of the Registrant’s gross revenues from its direct advertisers. Such revenues represented approximately 59% percentage of Registrant’s overall revenues for the first six months of 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary